Exhibit 99.1

GULF ISLAND

REPORTS THIRD QUARTER 2023 RESULTS

THE WOODLANDS, TX - Gulf Island Fabrication, Inc. (NASDAQ: GIFI) (“Gulf Island” or the “Company”), a leading steel fabricator and service provider to the industrial and energy sectors, today announced results for the third quarter 2023.

THIRD QUARTER 2023 SUMMARY

•
Resolves Shipyard Division’s MPSV Litigation
•
Revenue of $5.0 million; Adjusted revenue of $37.7 million (excluding Shipyard Division negative revenue of $32.7 million)
•
Consolidated net loss of $33.2 million; Adjusted EBITDA of $2.6 million (excluding a loss for the Shipyard Division of $35.1 million and a net gain from insurance recoveries of $0.3 million)
•
Services Division operating income of $2.6 million; EBITDA of $3.1 million
•
Fabrication Division operating income of $0.9 million; Adjusted EBITDA of $1.4 million (excluding a net gain from insurance recoveries of $0.3 million)
•
Cash and short-term investment balance of $41.8 million at September 30, 2023

Consolidated revenue for the third quarter 2023 was $5.0 million, compared to consolidated revenue of $39.6 million for the prior year period. Adjusted consolidated revenue for the third quarter 2023 was $37.7 million, compared to adjusted consolidated revenue of $37.7 million for the prior year period. Adjusted revenue for the third quarter 2023 excludes negative revenue of $32.7 million for the Shipyard Division (including a revenue reversal of $32.5 million resulting from the resolution of the Company’s MPSV Litigation) and adjusted revenue for the third quarter 2022 excludes revenue of $1.9 million for the Shipyard Division.

Consolidated net loss for the third quarter 2023 was $33.2 million, compared to net income of $0.6 million for the prior year period. Adjusted consolidated EBITDA for the third quarter 2023 was $2.6 million, compared to adjusted consolidated EBITDA of $2.4 million for the prior year period. Adjusted consolidated EBITDA for the third quarter 2023 excludes a loss of $35.1 million for the Shipyard Division and a gain of $0.3 million from the net impact of insurance recoveries and costs associated with damage previously caused by Hurricane Ida. Adjusted consolidated EBITDA for the third quarter 2022 excludes a loss of $1.4 million for the Shipyard Division, a non-cash charge of $0.5 million associated with the partial impairment of a lease asset and a gain of $1.3 million from the net impact of insurance recoveries and costs associated with damage previously caused by Hurricane Ida.

See “Non-GAAP Measures” below for the Company’s definition of adjusted revenue, EBITDA and adjusted EBITDA and reconciliations of the relevant amounts to the most comparable GAAP measures.

MANAGEMENT COMMENTARY

“We made critical headway in our strategic transformation in recent months with the settlement of the MPSV litigation and progress towards the completion of the shipyard wind down,” said Richard Heo, Gulf Island’s President and Chief Executive Officer. “The resolution of the MPSV litigation is a positive outcome for all of our stakeholders as it eliminates ongoing legal and vessel holding costs, removes the risk of a potential adverse outcome and avoids a potential appeals process which could have been long and costly. We have significantly improved the risk profile of Gulf Island, which was a key initiative of the first phase of our strategic transformation, and we are excited to focus all of our efforts on pursuing profitable growth for our remaining business going forward.”

“Our third quarter results once again highlight the stable and profitable baseline business we have established through the expansion of our Services Division and growth in our small-scale fabrication business,” continued Heo. “Our Services Division continued its strong momentum, with operating income growing almost 8% year-over-year, and our small-scale fabrication business generated another steady quarter of results. The bidding environment for large projects continues to be favorable and we are pursuing several attractive opportunities, which we hope will result in a large fabrication project award in the near-term.”

“We generated strong operating results during the third quarter and improved our working capital position, resulting in a quarter-end cash balance of almost $42 million,” stated Westley Stockton, Gulf Island’s Chief Financial Officer. “While the resolution of our MPSV litigation resulted will result in a $20 million obligation, our annual payments extend over 15 years at a fixed interest rate of 3.0%, providing for a long-term obligation with an estimated present value of less than $13 million. Accordingly, we maintain a strong financial position following the settlement that enables us to pursue our growth objectives, which include attractive organic and inorganic growth opportunities. Based on our expectations of strong operating results for the fourth quarter 2023 and additional improvements in working capital, we expect to end 2023 with a cash balance of approximately $45 million.”

“This is a pivotal time in the history of Gulf Island, and we are extremely excited by our strategic positioning and the opportunities that lie ahead for the Company,” noted Heo. “We have removed the significant overhangs and distractions from our business, our execution and operations are strong, our end markets are favorable and we are in a solid financial position. We look forward to finishing the year on a strong note and anticipate fourth quarter operating results for both Fabrication and Services to improve relative to the third quarter 2023. We are optimistic that 2024 will be an even stronger year for Gulf Island,” concluded Heo.

RESOLUTION OF MPSV LITIGATION

As previously disclosed, on October 4, 2023, the Company’s lawsuit relating to the construction of two multi-purpose supply vessels (“MPSV Litigation”) was dismissed in full with prejudice at the request of the parties to the litigation. In addition, the Company entered into an agreement (the “Agreement”) with the issuer (the “Surety”) of the performance bonds for the MPSV construction contracts, pursuant to which the Surety released the Company from all of its obligations under the performance bonds and the associated general indemnity agreements related to the performance bonds, and the Company agreed to release possession of the MPSVs to the Surety. Further, the Company entered into a promissory note (“Note Agreement”) payable to the Surety in the principal amount of $20.0 million. The Note Agreement bears interest at a fixed rate of 3.0% per annum commencing on January 1, 2024, with principal and interest payable in 15 equal annual installments of approximately $1.7 million, beginning on December 31, 2024 and ending on December 31, 2038. The Company and the Surety have agreed to the form of all documents necessary to effectuate the terms of the Agreement and the Note Agreement, which are in the process of being executed. As a result of the resolution of the MPSV Litigation, during the third quarter 2023, the Company’s Shipyard Division recorded a charge of $32.5 million, consisting of a non-cash charge of $12.5 million associated with the write-off of a noncurrent net contract asset related to the MPSV construction contracts, and a charge of $20.0 million associated with recording a liability resulting from the Note Agreement. Because the Note Agreement was entered into subsequent to September 30, 2023, the liability has been reflected as a noncurrent contract liability at September 30, 2023, and will be reclassified as long-term debt in the fourth quarter 2023. The estimated present value of the Note Agreement amount is $12.6 million based on an estimated market rate of interest. The charge was reflected as a reduction to previously recognized revenue on the MPSV construction contracts, resulting in a negative revenue amount for the Shipyard Division for the third quarter 2023.

STRATEGIC UPDATE

During the third quarter, Gulf Island continued to execute on the second phase of its strategic transformation, which is focused on generating stable, profitable growth based on pursuing new growth end markets, growing and diversifying its services business, further strengthening project execution, and expanding its skilled workforce, while continuing to pursue opportunities in its traditional offshore markets. Some of the key highlights during the third quarter 2023 are as follows:

Pursue traditional offshore markets – Bidding activity for both services and fabrication projects remains active in the Gulf of Mexico, driven by stable and relatively higher oil prices and healthy customer balance sheets.

Pursue new growth end markets – Gulf Island has a strong foundation to pursue new growth opportunities in its core Gulf Coast region, primarily in the LNG, petrochemical, and energy transition markets, and bidding activity on large fabrication project opportunities remains active, driven by strong industry fundamentals combined with limited industry capacity.

Grow and diversify services business – Gulf Island continues to expand its Services business with third quarter revenues growing compared to the prior year, driven by the contribution of Spark Safety, the Services Division’s welding enclosures business line.

Further strengthen project execution and maintain bidding discipline – Project execution and bidding discipline remain a key priority given inflationary pressures and challenges with the availability of skilled labor. The recent margin improvement in Services and Fabrication demonstrates the Company’s strong project execution and focus on maintaining discipline in pursuing projects that provide adequate risk-adjusted returns.

Expand skilled workforce – A strong skilled workforce is critical to success in the services and fabrication markets, particularly given the current competitive industry-wide labor environment. Gulf Island has successfully maintained its skilled labor headcount in Services and has proven its ability to ramp up headcount in Fabrication to support new project awards, which places the Company in a strong position to continue to grow the business. The Company continues to evaluate opportunities to expand its skilled labor headcount given the favorable demand trends, including strategic acquisitions to increase craft labor headcount.

SEGMENT RESULTS FOR THIRD QUARTER 2023

Services Segment – Revenue for the third quarter 2023 was $23.0 million, an increase of 1.8% compared to the third quarter 2022, due primarily to incremental revenue associated with the division’s new Spark Safety business line. Revenues for the third quarter 2023 were lower than the second quarter 2023 due to the timing of project activity.

New project awards were $22.8 million for the third quarter 2023, representing a 3.0% year-over-year increase, and backlog totaled $0.9 million at September 30, 2023. The new award growth was driven primarily by the Spark Safety business line. See “Non-GAAP Measures” below for the Company’s definition of new project awards and backlog.

Operating income was $2.6 million for the third quarter 2023, compared to $2.4 million for the third quarter 2022. EBITDA for the third quarter 2023 was $3.1 million (or 13.4% of revenue), versus $2.8 million (or 12.3% of revenue) for the prior year period. The improved operating results for 2023 compared to 2022 were the result of higher revenue and a more favorable project margin mix, including the benefit of the division’s Spark Safety business line. See “Non-GAAP Measures” below for the Company’s definition of EBITDA and a reconciliation of the Services Division operating income to EBITDA.

Fabrication Segment – Revenue for the third quarter 2023 was $15.0 million, a decrease of $0.5 million compared to the third quarter 2022, due primarily to lower revenue for the division’s large fabrication contract (that was cancelled in July 2023), offset partially by higher small-scale fabrication activity.

New project awards were $16.6 million for the third quarter 2023, representing an 85.8% year-over-year decrease, and backlog totaled $11.5 million at September 30, 2023. New awards for the third quarter 2023 were related to small-scale fabrication work. The prior year period included a new award associated with a large fabrication contract for an offshore project (that was cancelled in July 2023). See “Non-GAAP Measures” below for the Company’s definition of new project awards and backlog.

Operating income was $0.9 million for the third quarter 2023, compared to $2.1 million for the third quarter 2022. Adjusted EBITDA for the third quarter 2023 was $1.4 million, versus $1.6 million for the prior year period. Adjusted EBITDA for the third quarter 2023 and 2022 exclude gains of $0.3 million and $1.3 million, respectively, from the net impact of insurance recoveries and costs associated with damage previously caused by Hurricane Ida. The decrease in operating results for 2023 compared to 2022 (excluding the Hurricane Ida impacts) was due to an increase in the under-recovery of overhead costs associated with lower utilization of facilities and resources resulting from the cancellation of the division’s large fabrication contract in July 2023, offset partially by a more favorable project margin mix. See “Non-GAAP Measures” below for the Company’s definition of adjusted EBITDA and a reconciliation of the Fabrication Division operating income to adjusted EBITDA.

Shipyard Segment – Revenue for the third quarter 2023 was negative $32.7 million due primarily to the reversal of previously recognized revenue resulting from the resolution of the Company’s MPSV Litigation (discussed above). Excluding the impacts of the revenue reversal, revenue for the third quarter 2023 and 2022 related entirely to the division’s seventy-vehicle ferry and forty-vehicle ferry projects.

Operating loss was $35.1 million for the third quarter 2023, compared to an operating loss of $1.4 million for the third quarter 2022. Operating results for the third quarter 2023 included charges of $32.5 million associated with the aforementioned revenue reversal associated with the Company’s previous MPSV Litigation, $1.5 million associated with the division’s seventy-vehicle ferry project and remaining forty-vehicle ferry project, and $0.1 million associated with damage previously caused by Hurricane Ida. Operating results for the third quarter 2023 and 2022 also included vessel holding costs and legal and advisory fees of $1.1 million and $1.4 million, respectively, associated with the Company’s previous MPSV Litigation.

Corporate Segment – Operating loss was $2.0 million for the third quarter 2023, compared to an operating loss of $2.5 million for the third quarter 2022. Adjusted EBITDA for the third quarter 2023 was a loss of $1.9 million, versus a loss of $1.9 million for the prior year period. Adjusted EBITDA for the third quarter 2022 excludes a non-cash charge of $0.5 million associated with the partial impairment of the underlying lease asset for the Company’s corporate office, resulting from a sublease arrangement with a third-party.

Segment Descriptions – The Company’s divisions represent its reportable segments which are “Services”, “Fabrication”, “Shipyard” and “Corporate”. The Services Segment includes offshore and onshore services work performed at customer facilities, including offshore platforms. The Fabrication Segment includes all fabrication work performed on-site at the Company’s facilities, including pull-through fabrication work for the Services Segment. The Shipyard Segment includes two ferries under construction that are nearing completion and charges, vessel holding costs and legal fees associated with the Company’s previous MPSV Litigation (discussed above). The Company intends to wind down its Shipyard Segment operations by the fourth quarter 2023. The Corporate Segment includes costs that are not directly related to the Company’s operating segments, including the costs of being a publicly traded company.

BALANCE SHEET AND LIQUIDITY

The Company’s cash and short-term investments balance at September 30, 2023 was $41.8 million, including $1.2 million of restricted cash associated with outstanding letters of credit. At September 30, 2023, the Company had a noncurrent contract liability of $20.0 million associated with the resolution of its MPSV Litigation, which will be reclassified as long-term debt in the fourth quarter 2023. See “Resolution of MPSV Litigation” above for discussion of the noncurrent contract liability and reclassification of such liability as long-term debt.

THIRD QUARTER 2023 CONFERENCE CALL

Gulf Island will hold a conference call on Tuesday, November 7, 2023 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss the Company’s financial results. The call will be available by webcast and can be accessed on Gulf Island’s website at www.gulfisland.com. Participants may also join the call by dialing 1.877.704.4453 and requesting the “Gulf Island” conference call. A replay of the webcast will be available on the Company's website for seven days after the call.

ABOUT GULF ISLAND

Gulf Island is a leading fabricator of complex steel structures and modules and provider of specialty services, including project management, hookup, commissioning, repair, maintenance, scaffolding, coatings, welding enclosures, civil construction and staffing services to the industrial and energy sectors. The Company’s customers include U.S. and, to a lesser extent, international energy producers; refining, petrochemical, LNG, industrial and power operators; and EPC companies. The Company is headquartered in The Woodlands, Texas and its primary operating facilities are located in Houma, Louisiana.

NON-GAAP MEASURES

This release includes certain non-GAAP measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted revenue, new project awards and backlog. The Company believes EBITDA is a useful supplemental measure as it reflects the Company's operating results excluding the non-cash impacts of depreciation and amortization. The Company believes adjusted EBITDA is a useful supplemental measure as it reflects the Company’s EBITDA adjusted to remove certain nonrecurring items (including the impact of insurance recoveries and costs associated with damage previously caused by Hurricane Ida and certain non-cash impairment charges) and the operating results of the Company’s Shipyard Division (including the impact of certain nonrecurring items related to the resolution of the MPSV Litigation), which the Company intends to wind down by the fourth quarter 2023. The Company believes adjusted revenue is a useful supplemental measure as it reflects the Company’s revenue adjusted to remove revenue for the Company’s Shipyard Division (including the impact of certain nonrecurring items related to the resolution of the MPSV Litigation), which the Company intends to wind down by the fourth quarter 2023. Reconciliations of EBITDA, adjusted EBITDA and adjusted revenue to the most comparable GAAP measure are presented under “Consolidated Results of Operations” and “Results of Operations by Segment” below.

The Company believes new project awards and backlog are useful supplemental measures as they represent work that the Company is obligated to perform under its current contracts. New project awards represent the expected revenue value of contract commitments received during a given period, including scope growth on existing contract commitments. Backlog represents the unrecognized revenue value of new project awards, and at September 30, 2023, was consistent with the value of remaining performance obligations for contracts as determined under GAAP.

Non-GAAP measures are not intended to be replacements or alternatives to GAAP measures, and investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP. The Company may present or calculate non-GAAP measures differently from other companies.

CAUTIONARY STATEMENT

This release contains forward-looking statements in which the Company discusses its potential future performance, operations and projects. Forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, are all statements other than statements of historical facts, such as projections or expectations relating to operating results; timing of delivery of vessels related to the Active Retained Shipyard Contracts and subsequent wind down of the Company’s Shipyard Division operations; impacts of the resolution of the MPSV Litigation; diversification and entry into new end markets; improvement of risk profile; industry outlook; oil and gas prices; timing of investment decisions and new project awards; cash flows and cash balance; capital expenditures; liquidity; tax rates; and execution of strategic initiatives. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

The Company cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause its actual results to differ materially from those anticipated in the forward-looking statements include: supply chain disruptions (including global shipping and logistics challenges), inflationary pressures, economic slowdowns and recessions, natural disasters, public health crises (such as COVID-19), labor costs and geopolitical conflicts (such as the conflict in Ukraine and the Israel-Hamas conflict), and the related volatility in oil and gas prices and other factors impacting the global economy; cyclical nature of the oil and gas industry; its ability to resolve any material legal proceedings; competition; reliance on significant customers; competitive pricing and cost overruns on its projects; performance of subcontractors and dependence on suppliers; timing and its ability to secure and commence execution of new project awards, including fabrication projects for refining, petrochemical, LNG, industrial and sustainable energy end markets; its ability to maintain and further improve project execution; nature of its contract terms and customer adherence to such terms; suspension or termination of projects; changes in contract estimates; customer or subcontractor disputes; operating dangers, weather events and availability and limits on insurance coverage; operability and adequacy of its major equipment; recoveries of any insurance proceeds for previous damage at its Houma Facilities; its ability to raise additional capital; its ability to amend or obtain new debt financing or credit facilities on favorable terms; its ability to generate sufficient cash flow; its ability to obtain letters of credit or surety bonds and ability to meet any indemnification obligations thereunder; consolidation of its customers; financial ability and credit worthiness of its customers; adjustments to previously reported profits or losses under the percentage-of-completion method; its ability to employ a skilled workforce; loss of key personnel; utilization of facilities or closure or consolidation of facilities; failure of its safety assurance program; barriers to entry into new lines of business; weather impacts to operations; any future asset impairments; changes in trade policies of the U.S. and other countries; compliance with regulatory and environmental laws; lack of navigability of canals and rivers; systems and information technology interruption or failure and data security breaches; performance of partners in any future joint ventures and other strategic alliances; shareholder activism; focus on environmental, social and governance factors by institutional investors and regulators; and other factors described under “Risk Factors” in Part I, Item 1A of the Company’s annual report on Form 10-K for the year ended December 31, 2022, as updated by subsequent filings with the SEC.

Additional factors or risks that the Company currently deems immaterial, that are not presently known to the Company or that arise in the future could also cause the Company’s actual results to differ materially from its expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which the Company’s forward-looking statements are based are likely to change after the date the forward-looking statements are made, which it cannot control. Further, the Company may make changes to its business plans that could affect its results. The Company cautions investors that it undertakes no obligation to publicly update or revise any forward-looking statements, which speak only as of the date made, for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, and notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes.

COMPANY INFORMATION

Richard W. Heo	Westley S. Stockton
Chief Executive Officer	Chief Financial Officer
713.714.6100	713.714.6100

Consolidated Results of Operations(1) (in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
New project awards(2)	$38,417	$37,274	$139,162	$113,319	$202,302

Revenue	$5,023	$39,326	$39,593	$106,517	$104,181
Cost of revenue	34,902	34,845	35,373	126,881	98,709
Gross profit (loss)(3)	(29,879)	4,481	4,220	(20,364)	5,472
General and administrative expense(4)	4,080	3,736	4,510	12,883	12,965
Other (income) expense, net(5)	(324)	(4)	(944)	(689)	(3,698)
Operating income (loss)	(33,635)	749	654	(32,558)	(3,795)
Interest (expense) income, net	397	340	(46)	1,057	(104)
Income (loss) before income taxes	(33,238)	1,089	608	(31,501)	(3,899)
Income tax (expense) benefit	3	13	(10)	9	(2)
Net income (loss)	$(33,235)	$1,102	$598	$(31,492)	$(3,901)
Per share data:
Basic and diluted income (loss) per common share	$(2.04)	$0.07	$0.04	$(1.95)	$(0.25)

Consolidated Adjusted Revenue(2) Reconciliation (in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Revenue	$5,023	$39,326	$39,593	$106,517	$104,181
Add (less): Shipyard revenue	32,702	(382)	(1,849)	30,973	(7,314)
Adjusted revenue	$37,725	$38,944	$37,744	$137,490	$96,867

Consolidated EBITDA and Adjusted EBITDA(2) Reconciliations (in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Net income (loss)	$(33,235)	$1,102	$598	$(31,492)	$(3,901)
Less: Income tax (expense) benefit	3	13	(10)	9	(2)
Less: Interest (expense) income, net	397	340	(46)	1,057	(104)
Operating income (loss)	(33,635)	749	654	(32,558)	(3,795)
Add: Depreciation and amortization	1,390	1,392	1,240	4,115	3,764
EBITDA	(32,245)	2,141	1,894	(28,443)	(31)
Add (less): Hurricane charges (gains)	(291)	17	(1,341)	(462)	(4,446)
Add: Non-cash impairments	-	-	484	-	484
Add: Shipyard operating loss	35,117	1,948	1,393	39,268	3,965
Adjusted EBITDA	$2,581	$4,106	$2,430	$10,363	$(28)

_________________

(1)
See “Results of Operations by Segment” below for results by segment.
(2)
New projects awards, adjusted revenue, EBITDA and adjusted EBITDA are non-GAAP measures. See “Non-GAAP Measures” above for the Company’s definition of new project awards, adjusted revenue, EBITDA and adjusted EBITDA.
(3)
Gross profit for the Fabrication Division for each of the three and nine months ended September 30, 2023, includes project improvements of $0.7 million. Gross loss for the Shipyard Division for each of the three and nine months ended September 30, 2023, includes charges of $32.5 million associated with the resolution of the Company’s MPSV Litigation, for the three and nine months ended September 30, 2023, includes project charges of $1.5 million and $2.3 million respectively, and for the three months ended September 30, 2023, June 30, 2023 and September 30, 2022, and nine months ended September 30, 2023 and 2022, includes vessel holding costs of $0.2 million, $0.2 million, $0.2 million, $0.7 million and $0.6 million, respectively, associated with the Company’s previous MPSV Litigation.
(4)
General and administrative expense for the Shipyard Division for the three months ended September 30, 2023, June 30, 2023 and September 30, 2022, and nine months ended September 30, 2023 and 2022, includes legal and advisory fees of $0.9 million, $0.5 million, $1.2 million, $3.1 million and $2.9 million, respectively, associated with the Company’s previous MPSV Litigation.

(5)
Other (income) expense for the Fabrication Division for the three months ended September 30, 2023 and 2022, and nine months ended September 30, 2023 and 2022, includes gains of $0.3 million, $1.3 million, $0.5 million and $4.4 million, respectively, from the net impact of insurance recoveries and costs associated with damage previously caused by Hurricane Ida. Other (income) expense for the Shipyard Division for the three months ended September 30, 2023 and June 30, 2023, and nine months ended September 30, 2023 and 2022, includes charges of $0.1 million, $0.3 million, $0.4 million and $0.2 million, respectively, associated with damage previously caused by Hurricane Ida. Other (income) expense for the Corporate Division for each of the three and nine months ended September 30, 2022, includes a non-cash impairment charge of $0.5 million associated with its corporate office lease asset.

Results of Operations by Segment (including Reconciliations of EBITDA and adjusted EBITDA) (in thousands)

	Three Months Ended			Nine Months Ended
Services Division	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
New project awards(1)	$22,776	$24,330	$22,110	$68,578	$64,572

Revenue	$22,976	$24,470	$22,569	$69,033	$65,413
Cost of revenue	19,716	20,369	19,406	58,685	57,118
Gross profit	3,260	4,101	3,163	10,348	8,295
General and administrative expense	701	792	791	2,203	2,280
Other (income) expense, net	(18)	40	(18)	(42)	103
Operating income	$2,577	$3,269	$2,390	$8,187	$5,912

EBITDA(1)
Operating income	$2,577	$3,269	$2,390	$8,187	$5,912
Add: Depreciation and amortization	502	496	382	1,440	1,128
EBITDA	$3,079	$3,765	$2,772	$9,627	$7,040

	Three Months Ended			Nine Months Ended
Fabrication Division	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
New project awards(1)	$16,589	$13,438	$116,926	$46,733	$136,948

Revenue	$14,979	$14,741	$15,429	$69,382	$31,885
Cost of revenue	13,762	13,177	14,103	64,139	33,949
Gross profit (loss)(2)	1,217	1,564	1,326	5,243	(2,064)
General and administrative expense	448	470	507	1,438	1,699
Other (income) expense, net(3)	(135)	(201)	(1,301)	(638)	(4,550)
Operating income	$904	$1,295	$2,120	$4,443	$787

EBITDA and Adjusted EBITDA(1)
Operating income	$904	$1,295	$2,120	$4,443	$787
Add: Depreciation and amortization	813	825	807	2,460	2,436
EBITDA	1,717	2,120	2,927	6,903	3,223
Add (less): Hurricane charges (gains)	(291)	17	(1,341)	(462)	(4,446)
Adjusted EBITDA	$1,426	$2,137	$1,586	$6,441	$(1,223)

	Three Months Ended			Nine Months Ended
Shipyard Division	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
New project awards(1)	$(718)	$(227)	$380	$(1,067)	$1,213

Revenue	$(32,702)	$382	$1,849	$(30,973)	$7,314
Cost of revenue	1,654	1,566	2,118	4,982	8,073
Gross loss(4)	(34,356)	(1,184)	(269)	(35,955)	(759)
General and administrative expense(5)	857	537	1,193	3,107	2,939
Other (income) expense, net(6)	(96)	227	(69)	206	267
Operating loss	$(35,117)	$(1,948)	$(1,393)	$(39,268)	$(3,965)

EBITDA(1)
Operating loss	$(35,117)	$(1,948)	$(1,393)	$(39,268)	$(3,965)
Add: Depreciation and amortization	-	-	-	-	-
EBITDA	$(35,117)	$(1,948)	$(1,393)	$(39,268)	$(3,965)

	Three Months Ended			Nine Months Ended
Corporate Division	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
New project awards (eliminations)(1)	$(230)	$(267)	$(254)	$(925)	$(431)

Revenue (eliminations)	$(230)	$(267)	$(254)	$(925)	$(431)
Cost of revenue	(230)	(267)	(254)	(925)	(431)
Gross profit	-	-	-	-	-
General and administrative expense	2,074	1,937	2,019	6,135	6,047
Other (income) expense, net(7)	(75)	(70)	444	(215)	482
Operating loss	$(1,999)	$(1,867)	$(2,463)	$(5,920)	$(6,529)

EBITDA and Adjusted EBITDA(1)
Operating loss	$(1,999)	$(1,867)	$(2,463)	$(5,920)	$(6,529)
Add: Depreciation and amortization	75	71	51	215	200
EBITDA	(1,924)	(1,796)	(2,412)	(5,705)	(6,329)
Add: Non-cash impairments	-	-	484	-	484
Adjusted EBITDA	$(1,924)	$(1,796)	$(1,928)	$(5,705)	$(5,845)

_________________

(1)
New projects awards, EBITDA and adjusted EBITDA are non-GAAP measures. See “Non-GAAP Measures” above for the Company’s definition of new project awards, EBITDA and adjusted EBITDA.
(2)
Gross profit for the Fabrication Division for each of the three and nine months ended September 30, 2023, includes project improvements of $0.7 million.
(3)
Other (income) expense for the Fabrication Division for the three months ended September 30, 2023 and 2022, and nine months ended September 30, 2023 and 2022, includes gains of $0.3 million, $1.3 million, $0.5 million and $4.4 million, respectively, from the net impact of insurance recoveries and costs associated with damage previously caused by Hurricane Ida.
(4)
Gross loss for the Shipyard Division for each of the three and nine months ended September 30, 2023, includes charges of $32.5 million associated with the resolution of the Company’s MPSV Litigation, for the three and nine months ended September 30, 2023, includes project charges of $1.5 million and $2.3 million respectively, and for the three months ended September 30, 2023, June 30, 2023 and September 30, 2022, and nine months ended September 30, 2023 and 2022, includes vessel holding costs of $0.2 million, $0.2 million, $0.2 million, $0.7 million and $0.6 million, respectively, associated with the Company’s previous MPSV Litigation.
(5)
General and administrative expense for the Shipyard Division for the three months ended September 30, 2023, June 30, 2023 and September 30, 2022, and nine months ended September 30, 2023 and 2022, includes legal and advisory fees of $0.9 million, $0.5 million, $1.2 million, $3.1 million and $2.9 million, respectively, associated with the Company’s previous MPSV Litigation.
(6)
Other (income) expense for the Shipyard Division for the three months ended September 30, 2023 and June 30, 2023, and nine months ended September 30, 2023 and 2022, includes charges of $0.1 million, $0.3 million, $0.4 million and $0.2 million, respectively, associated with damage previously caused by Hurricane Ida.
(7)
Other (income) expense for the Corporate Division for each of the three and nine months ended September 30, 2022, includes a non-cash impairment charge of $0.5 million associated with its corporate office lease asset.

Consolidated Balance Sheets (in thousands)

	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$25,125	$33,221
Restricted cash	1,197	1,603
Short-term investments	15,437	9,905
Contract receivables and retainage, net	35,684	29,427
Contract assets	4,305	4,839
Prepaid expenses and other assets	3,438	6,475
Inventory	2,340	1,599
Total current assets	87,526	87,069
Property, plant and equipment, net	29,285	31,154
Goodwill	2,217	2,217
Other intangibles, net	735	842
Other noncurrent assets	839	13,584
Total assets	$120,602	$134,866
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,515	$8,310
Contract liabilities	3,534	8,196
Accrued expenses and other liabilities	13,247	14,283
Total current liabilities	28,296	30,789
Contract liabilities, non-current	20,000	—
Other noncurrent liabilities	822	1,453
Total liabilities	49,118	32,242
Shareholders’ equity:
Preferred stock, no par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, no par value, 30,000 shares authorized, 16,287 shares issued and outstanding at September 30, 2023 and 15,973 at December 31, 2022	11,690	11,591
Additional paid-in capital	108,257	107,372
Accumulated deficit	(48,463)	(16,339)
Total shareholders’ equity	71,484	102,624
Total liabilities and shareholders’ equity	$120,602	$134,866

Consolidated Cash Flows (in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss)	$(33,235)	$1,102	$598	$(31,492)	$(3,901)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,390	1,392	1,240	4,115	3,764
Asset impairments	—	—	484	—	484
Change in allowance for doubtful accounts and credit losses	(210)	(200)	—	(410)	—
(Gain) loss on sale or disposal of fixed assets, net	(216)	31	(37)	(249)	(79)
Gain on insurance recoveries	—	—	(1,200)	(245)	(1,200)
Stock-based compensation expense	513	444	404	1,466	1,464
Changes in operating assets and liabilities:
Contract receivables and retainage, net	631	7,430	(6,196)	(6,479)	(17,026)
Contract assets	2,357	(1,124)	(2,622)	534	(3,048)
Prepaid expenses, inventory and other current assets	1,874	808	1,633	2,829	1,203
Accounts payable	(5,828)	(9,393)	286	2,914	2,811
Contract liabilities	469	(1,323)	984	(4,662)	(2,355)
Accrued expenses and other current liabilities	2,020	(2,455)	(216)	(373)	(288)
Noncurrent assets and liabilities, net	32,256	(201)	(308)	31,880	(654)
Net cash provided by (used in) operating activities	2,021	(3,489)	(4,950)	(172)	(18,825)
Cash flows from investing activities:
Capital expenditures	(645)	(569)	(558)	(1,701)	(1,032)
Proceeds from Shipyard Transaction	—	—	—	—	886
Proceeds from sale of property and equipment	290	—	1,972	396	2,035
Recoveries from insurance claims	—	—	1,200	245	1,200
Purchases of short-term investments	(15,471)	(177)	(9,809)	(30,731)	(9,809)
Maturities of short-term investments	15,200	—	—	25,200	—
Net cash used in investing activities	(626)	(746)	(7,195)	(6,591)	(6,720)
Cash flows from financing activities:
Payments on Insurance Finance Arrangements	(128)	(126)	(715)	(1,257)	(963)
Tax payments for vested stock withholdings	—	(301)	—	(482)	(121)
Net cash used in financing activities	(128)	(427)	(715)	(1,739)	(1,084)
Net increase (decrease) in cash, cash equivalents and restricted cash	1,267	(4,662)	(12,860)	(8,502)	(26,629)
Cash, cash equivalents and restricted cash, beginning of period	25,055	29,717	40,820	34,824	54,589
Cash, cash equivalents and restricted cash, end of period	$26,322	$25,055	$27,960	$26,322	$27,960